 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1994

                                                  REGISTRATION NO. 33-51943

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- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          SHAWMUT NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
       DELAWARE                  6712                  06-1212629
   (STATE OR OTHER        (PRIMARY STANDARD         (I.R.S. EMPLOYER
   JURISDICTION OF            INDUSTRIAL          IDENTIFICATION NO.)
   INCORPORATION OR      CLASSIFICATION CODE
    ORGANIZATION)              NUMBER)
          777 MAIN STREET                           ONE FEDERAL STREET
    HARTFORD, CONNECTICUT 06115                BOSTON, MASSACHUSETTS 02211
        TEL. (203) 728-2000                        TEL. (617) 292-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                            RAYMOND A. GUENTER, ESQ.
                                777 MAIN STREET
                          HARTFORD, CONNECTICUT 06115
                              TEL. (203) 728-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                    COPY TO:
                         WILLIAM S. RUBENSTEIN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                                (212) 735-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

  If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT ALSO REPRESENTS A POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 33-61974.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


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




          EXPLANATORY NOTE: THIS FILING CONSISTS SOLELY OF AN EXHIBIT.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    2(a) --Agreement and Plan of Merger, dated as of March 23, 1993, as amended by Amendment No. 1 dated as of July 21, 1993 and by Amendment No. 2 dated as of December 20, 1993, by and between Shawmut National
           Corporation and New Dartmouth Bank, is included as Annex A to the
           Proxy Statement/Prospectus which is part of this Registration
           Statement.
    3(a) --Restated Certificate of Incorporation, previously filed and incorporated by reference to Shawmut National Corporation's
           Registration Statement on Form S-4 (file no. 33-17765) filed October
           7, 1987.
    3(b) --By-laws, as amended, previously filed and incorporated by reference to Shawmut National Corporation's Registration Statement on Form S-4
           (file no. 33-17765) filed October 7, 1987.
    3(c) --By-laws, as amended, previously filed and incorporated by reference to Shawmut National Corporation's Quarterly Report on Form 10-Q filed
           November 12, 1993.
    4(a) --Shareholder Rights Plan, previously filed and incorporated by reference to Shawmut National Corporation's Registration Statement on
           Form 8-A (file no. 1-10102) filed March 7, 1989.
    4(b) --Designation of Adjustable Rate Preferred Stock, previously filed and incorporated by reference to Shawmut National Corporation's
           Registration Statement on Form S-4 (file no. 33-17765) filed October
           7, 1987.
    4(c) --Designation of 9.30% Cumulative Preferred Stock, previously filed and incorporated by reference to Shawmut National Corporation's
           Current Report on Form 8-K dated October 27, 1992.
    4(d) --Certificate of Correction of Certificate of Designation of 9.30%
           Cumulative Preferred Stock, previously filed and incorporated by reference to Exhibit No. 4 to Shawmut National Corporation's
           Quarterly Report on Form 10-Q for the period ended September 30,
           1992.
    4(e) --Amended Certificate of Designation of the 9.30% Cumulative Preferred
           Stock, previously filed and incorporated by reference to Shawmut
           National Corporation's Annual Report on Form 10-K for the year ended
           December 31, 1992.
    5    --Opinion of Skadden, Arps, Slate, Meagher & Flom.*
    8    --Opinion of Price Waterhouse, Boston, Massachusetts.*
   10(a) --Stock Option Agreement, dated as of March 23, 1993, by and between
           New Dartmouth Bank and Shawmut National Corporation, is included as
           Annex B to the Proxy Statement/Prospectus which is part of this
           Registration Statement.
   10(b) --Voting Agreement, dated as of March 23, 1993, as amended as of
           December 20, 1993, by and among Shawmut National Corporation and certain stockholders of New Dartmouth, is included as Annex D to the
           Proxy Statement/Prospectus which is part of this Registration
           Statement.
   23(a) --Consent of Price Waterhouse, Hartford, Connecticut.*
   23(b) --Consent of Price Waterhouse, Boston, Massachusetts.*
   23(c) --Consent of Ernst & Young, Worcester, Massachusetts.*
   23(d) --Consent of Ernst & Young, Hartford, Connecticut.*
   23(e) --Consent of Goldman, Sachs & Co.
   23(f) --Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit
           5).
   23(g) --Consent of Price Waterhouse, Boston, Massachusetts (included in
           Exhibit 8).
   24    --Powers of Attorney.*
   99    --Opinion of Goldman, Sachs & Co. is included as Annex C to the Proxy
           Statement/Prospectus which is part of this Registration Statement.

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* Previously filed.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HARTFORD, STATE OF CONNECTICUT, ON FEBRUARY 4, 1994.

                                          Shawmut National Corporation

                                                          *
                                          By:
                                              ---------------------------------
                                                      JOEL B. ALVORD
                                               CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 4, 1994.


             SIGNATURES                                   TITLE
             ----------                                   -----

                 *                        Chairman, Chief Executive Officer,
- -------------------------------------     and Director (Principal Executive
           JOEL B. ALVORD                 Officer)



                 *                        President, Chief Operating Officer
- -------------------------------------     and Director
      GUNNAR S. OVERSTROM, JR.


                 *                        Chief Financial Officer (Principal
- -------------------------------------     Financial Officer and Principal
            BHARAT BHATT                  Accounting Officer)



                 *                        Director
- -------------------------------------
           STILLMAN B. BROWN


                 *                        Director
- -------------------------------------
           JOHN T. COLLINS


             SIGNATURES                                   TITLE
             ----------                                   -----

                 *                       Director
- -------------------------------------
    FERDINAND COLLOREDO-MANSFELD

                                         Director
- -------------------------------------
           BERNARD M. FOX

                                         Director
- -------------------------------------
          HERBERT W. JARVIS


                 *                       Director
- -------------------------------------
          ROBERT J. MATURA

                                         Director
- -------------------------------------
           MAURICE SEGALL


                 *                       Director
- -------------------------------------
            LOIS D. RICE

                                         Director
- -------------------------------------
          PAUL R. TREGURTHA


                 *                       Director
- -------------------------------------
            WILSON WILDE





*By:   /s/ Raymond A. Guenter
    ----------------------------
           RAYMOND A. GUENTER
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBITS                                                                    PAGE
- --------                                                                    ----
    2(a) --Agreement and Plan of Merger, dated as of March 23, 1993, as amended by Amendment No. 1 dated as of July 21, 1993 and by
           Amendment No. 2 dated as of December 20, 1993, by and between
           Shawmut National Corporation and New Dartmouth Bank, is includ-
           ed as Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.
    3(a) --Restated Certificate of Incorporation, previously filed and incorporated by reference to Shawmut National Corporation's
           Registration Statement on Form S-4 (file no. 33-17765) filed
           October 7, 1987.
    3(b) --By-laws, as amended, previously filed and incorporated by reference to Shawmut National Corporation's Registration
           Statement on Form S-4 (file no. 33-17765) filed October 7,
           1987.
    3(c) --By-laws, as amended, previously filed and incorporated by reference to Shawmut National Corporation's Quarterly Report on Form 10-Q filed November 13, 1993.
    4(a) --Shareholder Rights Plan, previously filed and incorporated by reference to Shawmut National Corporation's Registration State-
           ment on Form 8-A (file no. 1-10102) filed March 7, 1989.
    4(b) --Designation of Adjustable Rate Preferred Stock, previously filed and incorporated by reference to Shawmut National
           Corporation's Registration Statement on Form S-4 (file no. 33-
           17765) filed October 7, 1987.
    4(c) --Designation of 9.30% Cumulative Preferred Stock, previously filed and incorporated by reference to Shawmut National
           Corporation's Current Report on Form 8-K dated October 27,
           1992.
    4(d) --Certificate of Correction of Certificate of Designation of
           9.30% Cumulative Preferred Stock, previously filed and incor-
           porated by reference to Exhibit No. 4 to Shawmut National
           Corporation's Quarterly Report on Form 10-Q for the period ended
           September 30, 1992.
    4(e) --Amended Certificate of Designation of the 9.30% Cumulative
           Preferred Stock, previously filed and incorporated by
           reference to Shawmut National Corporation's Annual Report on Form
           10-K for the year ended December 31, 1992.
    5    --Opinion of Skadden, Arps, Slate, Meagher & Flom.*
    8    --Opinion of Price Waterhouse, Boston, Massachusetts.*
   10(a) --Stock Option Agreement, dated as of March 23, 1993, by and between New Dartmouth Bank and Shawmut National Corporation, is included as Annex E to the Proxy Statement/Prospectus which is part of this Registration Statement.
   10(b) --Voting Agreement, dated as of March 23, 1993, as amended as of
           December 20, 1993, by and among Shawmut National Corporation and certain stockholders of New Dartmouth, is included as
           Annex D to the Proxy Statement/Prospectus which is part of this
           Registration Statement.
   23(a) --Consent of Price Waterhouse, Hartford, Connecticut.*
   23(b) --Consent of Price Waterhouse, Boston, Massachusetts.*
   23(c) --Consent of Ernst & Young, Worcester, Massachusetts.*
   23(d) --Consent of Ernst & Young, Hartford, Connecticut.*
   23(e) --Consent of Goldman, Sachs & Co.
   23(f) --Consent of Skadden, Arps, Slate, Meagher & Flom (included in
           Exhibit 5).
   23(g) --Consent of Price Waterhouse, Boston, Massachusetts (included in Exhibit 8).
   24    --Powers of Attorney.*
   99    --Opinion of Goldman, Sachs & Co. is included as Annex C to the Proxy
           Statement/Prospectus which is part of this Registration Statement.

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* Previously filed.